DLH Reports Fiscal 2026 Second Quarter Results
ATLANTA, May. 6, 2026 – DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of digital transformation and cybersecurity, systems engineering and integration, and science research and development, today announced financial results for its fiscal second quarter ended March 31, 2026.

Q2 Highlights:

•Revenue change both year-over-year and sequentially, from the first quarter of fiscal 2026, primarily reflects the transition of legacy programs to small-business set-aside contractors
•Adjusted EBITDA of $5.3 million, or 9.0% of revenue, with the Company's cost scaling initiatives sustaining adjusted EBITDA margin on the current revenue volume
•Free cash flow of $3.8 million, with cash generation expected to accelerate in the second half of fiscal 2026
•Debt was reduced to $132.7 million, from $136.6 million at the end of the first quarter, with greater reductions expected before the end of fiscal 2026
•Awarded a two-year sole source extension of our contract to provide clinical research support services to NIH.
Management Discussion:

“Fiscal 2026 is a transition year for DLH, with the previously disclosed conversion of legacy contracts to small businesses continuing and expected to complete in our 3rd quarter. We have proactively right-sized our cost structure to align with the Technology Powered Solutions business base, successfully protecting our margins.” said Zach Parker, DLH President and Chief Executive Officer. “With a leaner operating model and improving demand from our government customers, we are positioned to capture the digital modernization, cybersecurity and AI opportunities aligned with our core capabilities. We remain focused on profitable growth and free cash flow generation to reduce debt and expand our current portfolio of solutions and services.”
Operating Financial Summary

	Three Months Ended
	March 31,
$ million	2026	2025	% Change
Revenue	$59.3	$89.2	(33.5)%
Income (loss) from operations	$(0.1)	$5.1	(102.0)%
Adjusted Income from operations	$1.0	$5.1	(80.4)%
Net income (loss)	$(2.5)	$0.9	(377.8)%
Diluted Earnings (Loss) Per Share	$(0.17)	$0.06	(383.3)%
EBITDA	$4.2	$9.4	(55.3)%
Adjusted EBITDA	$5.3	$9.4	(43.6)%
EBITDA margin on Revenue	7.2%	10.5%	(31.4)%
Adjusted EBITDA margin on Revenue	9.0%	10.5%	(14.3)%
Cash provided by Operating Activities⁽¹⁾	$3.8	$14.5	(73.8)%
Free Cash Flow⁽¹⁾	$3.8	$14.5	(73.8)%
(1) Operating cash flow and free cash flow for the quarter are derived by subtracting from this quarter's year-to-date amount the year-to-date amount reported in the Company’s prior Quarterly Report on Form 10-Q.
Additional Financial Metrics

	March 31, 2026	September 30, 2025	% Change
Debt	$132.7	$131.6	0.8%
Backlog	$442.4	$514.3	(14.0)%

Earnings Call & Webcast:
DLH management will discuss second quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, May 7, 2026. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 855-669-9685 and entering the conference ID #6965160.

About DLH:
DLH (NASDAQ: DLHC) enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With a world-class workforce dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.
Contact Information:
Investor Relations
Chris Witty
(646) 438-9385
cwitty@darrowir.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward-looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding benefits of acquisitions, estimates of future revenues, operating income, earnings, earnings per share, backlog, and cash flows. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the failure to achieve the anticipated benefits of any future acquisition (including anticipated future financial operating performance and results); the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities; legal, regulatory, and political changes from the federal government that could result in economic uncertainty; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, as well as interim quarterly filings thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenue	$59,265	$89,212	$128,158	$179,994
Cost of operations:
Contract costs	47,490	71,594	102,885	144,365
General and administrative costs	7,530	8,238	15,291	16,305
Depreciation and amortization	4,300	4,265	8,600	8,572
Total operating costs	59,320	84,097	126,776	169,242
Income (loss) from operations	(55)	5,115	1,382	10,752
Interest expense, net	3,139	3,877	6,535	8,010
Income (loss) before provision for income taxes	(3,194)	1,238	(5,153)	2,742
Provision for income taxes (benefit)	(659)	360	(1,294)	750
Net income (loss)	$(2,535)	$878	$(3,859)	$1,992

Net income (loss) per share
Basic	$(0.17)	$0.06	$(0.27)	$0.14
Diluted	$(0.17)	$0.06	$(0.27)	$0.14
Weighted average common stock outstanding
Basic	14,493	14,386	14,493	14,386
Diluted	14,493	14,454	14,493	14,454

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value of shares)

	March 31, 2026	September 30, 2025
	(unaudited)
ASSETS
Current assets:
Cash	$131	$125
Accounts receivable	33,642	38,394
Other current assets	3,013	4,018
Total current assets	36,786	42,537
Goodwill	138,161	138,161
Intangible assets, net	83,638	91,865
Operating lease right-of-use assets	7,760	8,764
Deferred income taxes, net	9,310	7,947
Equipment and improvements, net	942	1,274
Other long-term assets	115	115
Total assets	$276,712	$290,663
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$12,445	$19,246
Accrued payroll	7,181	12,153
Debt obligations - current, net of deferred financing costs	19,450	8,067
Operating lease liabilities - current	3,022	2,918
Other current liabilities	193	287
Total current liabilities	42,291	42,671
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	110,511	119,966
Operating lease liabilities - long-term	12,595	14,022
Other long-term liabilities	1,045	1,046
Total long-term liabilities	124,151	135,034
Total liabilities	166,442	177,705
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,493 and 14,493 shares issued and outstanding at March 31, 2026 and September 30, 2025, respectively	14	14
Additional paid-in capital	102,905	101,734
Retained earnings	7,351	11,210
Total shareholders’ equity	110,270	112,958
Total liabilities and shareholders' equity	$276,712	$290,663

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(Amounts in thousands)

	Six Months Ended
	March 31,
	2026	2025
Operating activities
Net income (loss)	$(3,859)	$1,992
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,600	8,572
Amortization of deferred financing costs charged to interest expense	857	880
Stock-based compensation expense	1,264	725
Deferred income taxes, net	(1,363)	1,530
Changes in operating assets and liabilities:
Accounts receivable	4,752	(1,864)
Other assets	1,958	(638)
Accounts payable and accrued liabilities	(6,801)	(7,927)
Accrued payroll	(4,972)	(402)
Other liabilities	(1,420)	97
Net cash provided by (used in) operating activities	(984)	2,965
Investing activities
Purchase of equipment and improvements	(39)	(1)
Net cash used in investing activities	(39)	(1)
Financing activities
Proceeds from revolving line of credit	112,030	117,850
Repayments of revolving line of credit	(109,408)	(116,008)
Repayments of debt obligations	(1,500)	(4,750)
Payments of deferred financing costs	—	(202)
Payments for taxes related to net share settlement of restricted stock units	(93)	—
Net cash provided by (used in) financing activities	1,029	(3,110)
Net change in cash	6	(146)
Cash - beginning of period	125	342
Cash - end of period	$131	$196
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$5,276	$7,165
Cash paid during the period for income taxes	$724	$508
Supplemental disclosure of non-cash activity
Common stock surrendered for the settlement of restricted stock units	$93	$—
Lease liability recognized to acquire a right-of-use asset	$—	$1,377

Non-GAAP Financial Measures
The Company uses Adjusted Income from Operations, EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, and Adjusted EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. The Company uses Free Cash Flow as a supplemental non-GAAP liquidity measure. We define the measures as follows:
Adjusted Income from Operations represents income from operations before the costs associated with scaling general and administrative costs to revenue volume, referred to below as cost scaling initiatives.
EBITDA represents net income before income taxes, interest, depreciation and amortization; Adjusted EBITDA represents net income before income taxes, interest, depreciation and amortization and the costs associated with scaling general and administrative costs to revenue volume.
EBITDA and Adjusted EBITDA as a percent of revenue are calculated by dividing EBITDA or Adjusted EBITDA, respectively, for the measurement period by revenue for the same period.
Free cash flow is net cash provided by operating activities less the impact of purchases of equipment and improvements.
Adjusted Income from Operations, EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, and Adjusted EBITDA as a percent of revenue are non-GAAP measures of performance and are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Free Cash Flow, a non-GAAP liquidity measure, is used by management to assess our ability to generate cash from our business operations and plan for future operating and capital actions.
Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.
Adjusted Income from Operations, EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, Adjusted EBITDA as a percent of revenue, and free cash flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance and liquidity investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results, as defined under GAAP.

Reconciliation of GAAP Measures to Adjusted Income from Operations, EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2026	2025	Change	2026	2025	Change
Adjusted Income from Operations
Income (loss) from Operations	$(55)	$5,115	$(5,170)	$1,382	$10,752	$(9,370)
Cost scaling initiatives⁽¹⁾	1,082	—	1,082	1,890	—	1,890
Adjusted Income from Operations	$1,027	$5,115	$(4,088)	$3,272	$10,752	$(7,480)

EBITDA and Adjusted EBITDA
Net income (loss)	$(2,535)	$878	$(3,413)	$(3,859)	$1,992	$(5,851)
Depreciation and amortization	4,300	4,265	35	8,600	8,572	28
Interest expense, net	3,139	3,877	(738)	6,535	8,010	(1,474)
Provision for income taxes (benefit)	(659)	360	(1,019)	(1,294)	750	(2,044)
EBITDA	$4,245	$9,380	$(5,135)	$9,982	$19,324	$(9,342)
Cost scaling initiatives⁽¹⁾	1,082	—	1,082	1,890	—	1,890
Adjusted EBITDA	$5,327	$9,380	$(4,053)	$11,872	$19,324	$(7,452)
Net income (loss) as a % of revenue	(4.3)%	1.0%		(3.0)%	1.1%
EBITDA as a % of revenue	7.2%	10.5%		7.8%	10.7%
Adjusted EBITDA as a % of revenue	9.0%	10.5%		9.3%	10.7%
Revenue	$59,265	$89,212		$128,158	$179,994
(1) Cost scaling initiatives consist of expenses incurred by the Company in scaling its business to align with its current contract volume resulting from the previously disclosed conversion of programs for which the Company previously served as prime contractor to small business contractors.

Reconciliation of Free Cash Flow (in thousands):

	Three Months Ended			Six Months Ended
	March 31,			March 31,
	2026	2025	Change	2026	2025	Change
Net cash provided by (used in) operating activities	$3,786	$14,502	$(10,716)	$(984)	$2,965	$(3,949)
Less: Purchases of equipment and improvements	—	—	—	(39)	(1)	(38)
Free Cash Flow⁽¹⁾	$3,786	$14,502	$(10,716)	$(1,023)	$2,964	$(3,987)
(1) Operating cash flow and free cash flow for the quarter are derived by subtracting from this quarter's year-to-date amount the year-to-date amount reported in the Company’s prior Quarterly Report on Form 10-Q.